Exhibit 99.1

FOR IMMEDIATE RELEASE

SANMINA-SCI ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS

SAN JOSE, CA (October 29, 2008) - Sanmina-SCI Corporation (the “Company”/ Nasdaq GS: SANM), a leading global Electronics Manufacturing Services (EMS) company, today reported financial results(1) for the fourth quarter and fiscal year ended September 27, 2008.

Fourth Quarter Fiscal 2008 Highlights for Continuing Operations(2)

•                  Revenue of $1.70 Billion

•                  Non-GAAP Operating Margin of 3.5 Percent, Up 220 Basis Points Year-over-Year

•                  Non-GAAP Diluted Earnings Per Share of $0.05

•                  Break-even GAAP Earnings Per Share

Revenue from Continuing Operations

Revenue from continuing operations for the fourth quarter was $1.70 billion, compared to $1.75 billion in the same period a year ago.  Revenue from continuing operations for the fiscal year ended September 27, 2008 was $7.20 billion, compared to $7.14 billion for the year ended September 29, 2007.

Non-GAAP Financial Results for Continuing Operations (3)

Non-GAAP gross profit in the fourth quarter was $132.8 million, or 7.8 percent of revenue, compared to gross profit of $109.9 million, or 6.3 percent of revenue, in the fourth quarter a year ago.  Non-GAAP gross profit for the fiscal year 2008 was $531.2 million, or 7.4 percent of revenue, compared to gross profit of $464.0 million, or 6.5 percent for the fiscal year 2007.

Non-GAAP operating income was $59.3 million, or 3.5 percent of revenue in the quarter, compared to $22.7 million, or 1.3 percent of revenue, in the same period a year ago.  Non-GAAP operating income for fiscal 2008 was $205.6 million, or 2.9 percent of revenue, compared to $101.6 million, or 1.4 percent of revenue for fiscal 2007.

Non-GAAP net income in the fourth quarter was $24.0 million, or $0.05 diluted earnings per share, compared to a net loss of ($9.9) million, or ($0.02) diluted loss per share, in the same period a year ago. Non-GAAP net income for the full year was $69.6 million, or $0.13 diluted earnings per share, compared to net loss of ($58.3) million, or ($0.11) diluted loss per share in fiscal 2007.

GAAP Financial Results for Continuing Operations (1)

GAAP net income in the fourth quarter was $22 thousand, or break-even diluted earnings per share, compared to a net loss of ($1,070.4) million, or ($2.03) per share, in the same period a year ago. GAAP net loss for the full year was ($37.4) million, or ($0.07) per share, compared to net loss of ($1,141.5) million, or ($2.17) per share in fiscal 2007. Fiscal 2007 results included a charge of $1.0 billion associated with the write-off of certain goodwill.  The forgoing GAAP results are subject to change pending the completion of the Company’s review of the value of the goodwill carried on its balance sheet. (see Potential Goodwill Impairment).

	Three Month Periods Ending		Twelve Month Periods Ending
Continuing Operations (In thousands, except per share data)	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
GAAP:
Revenue	$1,703,579	$1,753,905	$7,202,403	$7,137,793
Net income (loss)	$22	$(1,070,397)	$(37,399)	$(1,141,493)
Earnings (loss) per share	$0.00	$(2.03)	$(0.07)	$(2.17)
Non-GAAP: (3)
Gross profit	$132,828	$109,895	$531,224	$464,008
Gross margin	7.8%	6.3%	7.4%	6.5%
Operating income	$59,305	$22,673	$205,573	$101,551
Operating margin	3.5%	1.3%	2.9%	1.4%
Net income (loss)	$24,027	$(9,926)	$69,594	$(58,271)
Earnings (loss) per share	$0.05	$(0.02)	$0.13	$(0.11)

(3)

Please refer to “Non-GAAP Financial Information” below for a discussion of how the above non-GAAP financial measures are calculated and why we believe this information is useful to investors. A reconciliation from GAAP to non-GAAP results is contained in the financial statements contained in this release and is available in the Investor Relations section of our website at www.sanmina-sci.com.

Balance Sheet Highlights for Continuing Operations

•                  Ending Cash and Cash Equivalents Were $869.8 Million

•                  Inventory Decreased $87.7 Million; Lowest Inventory Level in 12 Quarters

•                  Gross Cash Cycle Days Were 47.4

“I am pleased with our fourth quarter operational execution as we delivered record margins and strong asset management.  This is particularly commendable despite a difficult economic environment that impacted customer demand, and our revenue, late in the quarter,” stated Jure Sola, Chairman and Chief Executive Officer.

Fiscal First Quarter 2009 Guidance

Based on limited demand visibility and a challenging global economy, the Company is cautious in its guidance and estimates first quarter fiscal 2009 revenue to be in the range of $1.425 to $1.625 billion and non-GAAP earnings per share in the range of $0.00 to $0.03.

“Sanmina-SCI is well positioned to navigate through this challenging environment, remain profitable, generate positive cash flow and improve our working capital metrics, which will help position us as a stronger company when the market turns around,” concluded Sola.

Stock Repurchase Program

The Company also announced today that its Board of Directors has approved a stock repurchase program covering up to 10% of its shares based on the closing stock price on October 29, 2008. The Company initially may purchase up to $10 million of its stock, the maximum amount currently permitted under its credit agreements. The Company may repurchase additional shares under the program as these restrictions expire or are modified. Purchases under the program shall be made at prevailing market prices or in negotiated transactions off the market. The program shall continue through December 2009, unless otherwise determined by the Board of Directors.

(1) Potential Goodwill Impairment

Given the recent significant decrease in the Company’s market capitalization, similar to that experienced by other companies in the EMS Industry, the Company has undertaken a review of the value of the goodwill carried on its balance sheet using the two step test contained in Statement of Financial Accounting Standards (SFAS) 142, Goodwill and Other Intangible Assets.  The Company does not expect to complete this review until mid-November.  Should the company determine that its goodwill has become impaired under SFAS 142, it will be required to record a non-cash charge which could be significant and would reduce reported GAAP net income and earnings per share for the fiscal fourth quarter and year ended September 27, 2008 and which would be included in the financial statements filed with the Company’s Annual Report on Form 10-K.  The non-cash charge, if any, would not impact the non-GAAP financial information presented in this release.

(2) Basis of Presentation for Continuing Operations

The Company completed the sale of the assets of its personal computing business and associated logistics services in two transactions that closed on June 2, 2008 and July 7, 2008, respectively.  The Company has reported this line of business as a discontinued operation in the financial statements that accompany this press release.

(3) Non-GAAP Financial Information

In the commentary set forth above, we present the following non-GAAP financial measures:  gross profit, gross margin, operating income, operating margin, net income and earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), integration costs (consisting of costs associated with the integration of acquired businesses into our operations), impairment charges for goodwill and intangible assets, amortization expense and other infrequent or unusual items, to the extent material or which we consider to be of a non-operational nature in the applicable period.

We have furnished these non-GAAP financial measures because we believe they provide useful supplemental information to investors in that they eliminate certain financial items that are of a non-recurring, unusual or infrequent nature or are not related to the Company’s regular, ongoing business.  Our management also uses this information internally for forecasting, budgeting and other analytical purposes.  Therefore, we believe that presenting non-GAAP financial measures enables investors to analyze the core financial and operating performance of our Company in the manner utilized by management and to facilitate period-to-period comparisons and analysis of operating trends.  A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release and is also available on the Investor Relations section of our website at www.sanmina-sci.com.  Sanmina-SCI provides earnings guidance only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of restructuring, impairment and other unusual and infrequent items.

The non-GAAP financial information presented in this release may vary from non-GAAP financial measures used by other companies.  In addition, non-GAAP financial information should not be viewed as a substitute for financial data prepared in accordance with GAAP.

Company Conference Call Information

Sanmina-SCI will be holding a conference call regarding this announcement on Wednesday, October 29, 2008 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 877-273-6760 and international 706-634-6605.  The conference will be broadcast live over the Internet.  You can log on to the live webcast at www.sanmina-sci.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina-SCI’s website at www.sanmina-sci.com.  A replay of today’s conference call will be available for 48-hours.  The access numbers are: domestic 800-642-1687 and international 706-645-9291, access code is 6875262.

About Sanmina-SCI

Sanmina-SCI Corporation (NASDAQ: SANM) is a leading electronics contract manufacturer serving the fastest-growing segments of the global electronics manufacturing services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering superior quality and support to large OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, computer technology and multimedia sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. Information about Sanmina-SCI is available at www.sanmina-sci.com.

Sanmina-SCI Safe Harbor Statement

Certain statements contained in this press release, including the Company’s expectations for future revenue and earnings per share, and the number of shares expected to be repurchased under the Company’s stock repurchase program constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including adverse conditions in the electronics industry, particularly in the principal industry sectors served by the Company, competition negatively impacting the Company’s pricing, changes in customer requirements and in the volume of sales to principal customers adversely affecting revenue and profitability, the ability of Sanmina-SCI to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions, impact of the restrictions contained in the Company’s credit agreements and indentures upon the repurchase of shares, the Company’s cash position and other liquidity needs and the factors set forth in the Company’s fiscal year 2007 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that the Company files with the Securities Exchange Commission (“SEC”). In addition, the Company’s actual earnings per share on a non-GAAP basis for the fiscal quarter ending December 27, 2008 could differ materially from the targets stated under “Company Guidance” above due to (i) integration and other acquisition-related expenses associated with future acquisitions, if any, (ii) changes in the anticipated amount of employee share-based compensation expense recognized on the Company’s financial statements and (iii) charges resulting from the impairment of any of the Company assets, including goodwill, required to be taken under SFAS 142.

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Sanmina-SCI Contact

Paige Bombino

Investor Relations

408-964-3610

SANMF

Press Release Financials	SANMINA-SCI
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Sanmina - SCI Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(GAAP)

	September 27,	September 29,
	2008	2007
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$869,801	$933,424
Accounts receivable, net	969,558	1,218,375
Inventories	813,359	1,059,856
Prepaid expenses and other current assets	101,396	167,038
Assets held for sale	43,163	36,764
Total current assets	2,797,277	3,415,457
Property, plant and equipment, net	599,908	609,394
Goodwill	478,686	510,669
Other non-current assets	115,488	134,435
Total assets	$3,991,359	$4,669,955

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$891,397	$1,450,705
Accrued liabilities	191,022	203,941
Accrued payroll and related benefits	139,522	142,436
Total current liabilities	1,221,941	1,797,082
Long-term liabilities:
Long-term debt	1,481,985	1,588,072
Other	117,538	111,654
Total long-term liabilities	1,599,523	1,699,726
Total stockholders’ equity	1,169,895	1,173,147
Total liabilities and stockholders’ equity	$3,991,359	$4,669,955

Press Release Financials	SANMINA-SCI
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
Net sales	$1,703,579	$1,753,905	$7,202,403	$7,137,793
Cost of sales	1,572,688	1,649,526	6,678,297	6,683,277
Gross profit	130,891	104,379	524,106	454,516
Operating expenses:
Selling, general and administrative	71,206	88,011	317,045	355,768
Research and development	4,815	6,016	19,546	30,080
Amortization of intangible assets	1,650	1,650	6,600	6,601
Restructuring costs	13,322	15,008	81,376	42,587
Impairment of goodwill and other assets	3,313	1,042,541	5,013	1,042,541
Total operating expenses	94,306	1,153,226	429,580	1,477,577
Operating income / (loss)	36,585	(1,048,847)	94,526	(1,023,061)
Interest income	4,726	5,409	19,744	28,766
Interest expense	(30,296)	(38,136)	(127,231)	(168,291)
Other income, net	(4,211)	7,524	1,316	20,559
Interest and other expense, net	(29,781)	(25,203)	(106,171)	(118,966)
Income (loss) from continuing operations before income taxes	6,804	(1,074,050)	(11,645)	(1,142,027)
Provision for (benefit from) income taxes	6,782	(3,653)	25,754	(534)
Net income (loss) from continuing operations	22	(1,070,397)	(37,399)	(1,141,493)
Net income (loss) from discontinued operations, net of tax	(11,264)	(38,737)	24,987	6,836
Net income (loss)	$(11,242)	$(1,109,134)	$(12,412)	$(1,134,657)
Basic income (loss) per share from:
Continuing operations	$0.00	$(2.03)	$(0.07)	$(2.17)
Discontinued operations	$(0.02)	$(0.07)	$0.05	$0.01
Net income	$(0.02)	$(2.10)	$(0.02)	$(2.15)

Diluted income (loss) per share from:
Continuing operations	$0.00	$(2.03)	$(0.07)	$(2.17)
Discontinued operations	$(0.02)	$(0.07)	$0.05	$0.01
Net income	$(0.02)	$(2.10)	$(0.02)	$(2.15)

Weighted-average shares used in computing per share amounts:
Basic	531,222	527,140	530,721	527,117
Diluted	531,222	527,140	530,721	527,117

Press Release Financials	SANMINA-SCI
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Sanmina - SCI Corporation

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
GAAP Revenue - continuing operations	$1,703,579	$1,753,905	$7,202,403	$7,137,793
GAAP Revenue - discontinued operations	17,624	751,511	1,802,452	3,246,461
GAAP Revenue - total company	$1,721,203	$2,505,416	$9,004,855	$10,384,254

GAAP Gross Profit - continuing operations	$130,891	$104,379	$524,106	$454,516
GAAP gross margin	7.7%	6.0%	7.3%	6.4%
Adjustments - continuing operations:
Stock compensation expense (1)	1,704	4,146	6,556	7,459
Amortization of intangible assets	233	220	970	883
Stock option investigation and integration	—	1,150	(408)	1,150
Non-GAAP Gross Profit - continuing operations	132,828	109,895	531,224	464,008
Non-GAAP gross margin - continuing operations	7.8%	6.3%	7.4%	6.5%

GAAP Gross Profit - discontinued operations	3,772	23,661	60,784	98,697
Adjustments - discontinued operations:
Stock compensation expense (1)	44	506	361	776
Non-GAAP Gross Profit - total company	$136,644	$134,062	$592,369	$563,481
Non-GAAP gross margin - total company	7.9%	5.4%	6.6%	5.4%

GAAP operating income (loss) - continuing operations	$36,585	$(1,048,847)	$94,526	$(1,023,061)
GAAP operating margin - continuing operations	2.1%	-59.8%	1.3%	-14.3%
Adjustments - continuing operations:
Stock compensation expense (1)	3,735	7,362	13,936	20,592
Amortization of intangible assets	1,883	1,870	7,570	7,484
Stock option investigation and integration	467	4,739	3,152	11,408
Restructuring costs	13,322	15,008	81,376	42,587
Impairment of goodwill and other assets	3,313	1,042,541	5,013	1,042,541
Non-GAAP operating income - continuing operations	59,305	22,673	205,573	101,551
Non-GAAP operating margin - continuing operations	3.5%	1.3%	2.9%	1.4%

GAAP operating income (loss) - discontinued operations	(1,273)	(38,216)	39,463	21,124
Adjustments - discontinued operations:
Stock compensation expense (1)	51	514	401	800
Amortization of intangible assets	—	—	—	31
Restructuring costs	1,033	693	3,851	2,015
Impairment of assets	2,259	57,109	4,028	57,109
Non-GAAP operating income - total company	$61,375	$42,773	$253,316	$182,630
Non-GAAP operating margin - total company	3.6%	1.7%	2.8%	1.8%

GAAP net income (loss) - continuing operations	$22	$(1,070,397)	$(37,399)	$(1,141,493)
Adjustments - continuing operations:
Operating income adjustments (see above)	22,720	1,071,520	111,047	1,124,612
Gain on sale of assets	—	(10,591)	(2,622)	(17,431)
Loss on redemption of debt (2)	—	—	2,237	3,175
Tax effect of above items	1,285	(458)	(3,669)	(27,134)
Non-GAAP net income (loss) - continuing operations	24,027	(9,926)	69,594	(58,271)

GAAP net income - discontinued operations	(11,264)	(38,737)	24,987	6,836
Adjustments - discontinued operations:
Operating income adjustments (see above)	3,343	58,316	8,280	59,955
Loss on sale of discontinued operation	7,045	—	7,045	—
Tax effect of above items	2,956	521	3,595	14,288
Non-GAAP net income (loss) - total company	$26,107	$10,174	$113,501	$22,808

Non-GAAP Earnings (loss) Per Share - continuing operations:
Basic	$0.05	$(0.02)	$0.13	$(0.11)
Diluted	$0.05	$(0.02)	$0.13	$(0.11)

Non-GAAP Earnings (loss) Per Share - total company:
Basic	$0.05	$0.02	$0.21	$0.04
Diluted	$0.05	$0.02	$0.21	$0.04

Weighted-average shares used in computing Non-GAAP earnings per share amounts:
Basic	531,222	527,140	530,721	527,117
Diluted	531,652	529,309	531,023	528,965

(1) Stock compensation expense was as follows:

	Three Months Ended		Twelve Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007

Cost of sales	$1,704	$4,146	$6,556	$7,459
Selling, general and administrative	1,951	2,947	7,073	12,568
Research and development	80	269	307	565
Stock compensation expense - continuing operations	3,735	7,362	13,936	20,592
Discontinued operations	51	514	401	800
Stock compensation expense - total company	$3,786	$7,876	$14,337	$21,392

(2) Write-off of prepaid financing fees related to debt that was repaid prior to maturity.